Exhibit 99.6

PROXY/INSTRUCTION CARD (EQUITY STOCK, SERIES AAA)

PUBLIC STORAGE, INC.

701 Western Avenue

Glendale, California 91201-2349

This Proxy Card is Solicited on Behalf of the Board of Directors

The undersigned, a record holder of Equity Stock, Series AAA (“Equity Stock”) of Public Storage, Inc., hereby appoints Ronald L. Havner, Jr., John S. Baumann and Stephanie G. Heim or each of them, with power of substitution, as Proxies, to appear and vote, as designated on the reverse side, all the shares of Equity Stock held of record by the undersigned on June 23, 2006, at the Annual Meeting of Shareholders to be held on August 22, 2006 (the “Annual Meeting”), and any adjournments thereof. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THE PROXIES WILL VOTE ALL SHARES OF EQUITY STOCK TO WHICH THIS PROXY CARD RELATES, IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO EQUITY STOCK HELD OF RECORD BY THE UNDERSIGNED, THE PROXIES WILL VOTE SUCH EQUITY STOCK IN FAVOR OF PROPOSAL 1.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE
SIDE

B-1

☒ Please mark votes as in this example.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY/INSTRUCTION CARD IN THE ENCLOSED ENVELOPE TO PROXY SERVICES C/O COMPUTERSHARE, INVESTOR SERVICES, P.O. BOX 43102, PROVIDENCE, RI 02940-5068.

1.	Approval of the merger agreement dated as of March 6, 2006, by and among Public Storage, Inc., Shurgard Storage Centers, Inc. and ASKL Sub LLC and the transactions contemplated thereby, including the issuance of Public Storage common stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated July 24, 2006.

Please sign exactly as your name appears. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.

Signature:	Signature:	Date: